EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs Trust of our reports dated February 24, 2023, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended December 31, 2022. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 28, 2023

Appendix A

Fund Name
Goldman Sachs Dynamic Global Equity Fund
Goldman Sachs Balanced Strategy Portfolio
Goldman Sachs Growth and Income Strategy Portfolio
Goldman Sachs Growth Strategy Portfolio
Goldman Sachs Satellite Strategies Portfolio
Goldman Sachs Absolute Return Tracker Fund
Goldman Sachs Commodity Strategy Fund
Goldman Sachs Managed Futures Strategy Fund
Goldman Sachs Real Estate Securities Fund
Goldman Sachs Global Real Estate Securities Fund
Goldman Sachs Global Infrastructure Fund
Goldman Sachs U.S. Equity Dividend and Premium Fund
Goldman Sachs International Equity Dividend and Premium Fund
Goldman Sachs U.S. Tax-Managed Equity Fund
Goldman Sachs International Tax-Managed Equity Fund